Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of Carrier Global Corporation of our report dated February 9, 2021 relating to the financial statements and financial statement schedule, which appears in Carrier Global Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.  We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
June 25, 2021